     As filed with the Securities and Exchange Commission on June 4, 1998

                                                 REGISTRATION STATEMENT NO. ___

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               ----------------


                        MEADOWBROOK INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Michigan                                        38-2626206
 (State of Incorporation)                  (IRS Employer Identification Number)

                         26600 Telegraph Rd., Suite 300
                           Southfield, Michigan 48034
                                 (248) 358-1100
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MICHAEL G. COSTELLO, ESQ.
                       Vice President and General Counsel
                        Meadowbrook Insurance Group, Inc.
                         26600 Telegraph Rd., Suite 300
                           Southfield, Michigan 48034
                                 (248) 358-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            BARBARA A. BLUFORD, ESQ.
                          Bodman, Longley & Dahling LLP
                       100 Renaissance Center, 34th Floor
                             Detroit, Michigan 48243
                                 (313) 259-7777

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE


     Title of each
  class of securities                               Proposed maximum        Proposed maximum
         to be                Amount to be         offering price per      aggregate offering           Amount of
      registered               registered               share (1)               price (1)            registration fee

     Common Stock,               33,433               $30.31                 $1,013,355               $299
    par value $.01

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of determining the registration fee.

                       -----------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

PROSPECTUS

                        MEADOWBROOK INSURANCE GROUP, INC.
                          33,433 SHARES OF COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


         This prospectus relates to 33,433 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Meadowbrook Insurance Group, Inc. (the "Company") that may be offered for sale for the account of a certain shareholder of the Company as stated herein under the heading "Selling Shareholder."

         The Selling Shareholder has advised the Company that sales of the Shares offered hereunder by it, or by its pledgees, donees, transferees or other successors in interest, may be made from time to time on the New York Stock Exchange, through negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), to describe any material arrangements for the sale of the Shares offered hereunder when such arrangements are entered into by the Selling Shareholder and any other broker-dealers that participate in the sale of the Shares.

         The Selling Shareholder and any broker-dealers or other persons acting on its behalf in connection with the sale of Common Stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on their sale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and the Selling Shareholder.

         No period of time has been fixed within which the Shares may be offered or sold. None of the proceeds from the sale of the Shares will be received by the Company. The Company will pay all expenses with respect to this offering, except for brokerage fees and commissions and transfer taxes for the Selling Shareholder, which will be borne by the Selling Shareholder.

         The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "MIG". The closing price of the Common Stock on June 1, 1998 on the NYSE was $30.31.


                  --------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  --------------------------------------------

                The date of this Prospectus is June __, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed under the Exchange Act with the Commission, File No. 1-4094, are incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

         (2) the description of the Common Stock contained in a registration statement on Form 8-A dated September 14, 1995 filed under the Exchange Act and any amendments or reports filed with the Commission for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the foregoing documents incorporated by reference other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Requests for copies should be directed in writing or by telephone to the Investor


                                       (i)

Relations Department, Meadowbrook Insurance Group, Inc., 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034, telephone (248) 358-1100.















                                      (ii)

                        THE COMPANY AND ITS SUBSIDIARIES

         The Company is a Michigan corporation which was originally incorporated in 1985 under the name Star Holding Company. In November 1995, the Company changed its name and acquired Meadowbrook, Inc. ("Meadowbrook"). Meadowbrook was founded in 1955 as the Meadowbrook Insurance Agency and was subsequently incorporated in 1965. The Company's principal offices are at 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034, telephone (248) 358-1100.

         The Company serves as a holding company for not only Meadowbrook but also Star Insurance Company ("Star"), Savers Property and Casualty Insurance Company ("Savers"), and American Indemnity Insurance Company, Limited ("American Indemnity"). Star was formed in 1985 as a subsidiary of Star Holding Company. Star then acquired Savers in 1990, and the Company acquired American Indemnity in 1994. In an initial public offering in November 1995, 27% of the Company's Common Stock was sold to the public.

         Star, a Michigan corporation, was formed as an admitted carrier in 1985 and today is licensed to write all lines of property and casualty insurance in 46 states and the District of Columbia.

         Savers, a Missouri corporation, provides all lines of property and casualty insurance on a surplus lines basis. Collectively, Star and Savers are authorized to write business, on either an admitted or surplus lines basis, in all 50 states.

         American Indemnity was acquired to enhance the Company's ability to offer clients rent-a-captive risk-sharing program.

         On July 1, 1997, the Company acquired Crest Financial Corporation ("Crest"), which wholly owns, among other companies, Williamsburg National Insurance Company ("Williamsburg"). Williamsburg, a California corporation, was formed as an admitted carrier in 1986 and is now licensed to write all lines of property and casualty insurance in a number of states on an admitted basis. Crest, a Nevada corporation, is an independent insurance agency located in the State of California which provides a variety of traditional and alternative risk management services to its clients, which primarily include the trucking industry.

         On April 30, 1998, Meadowbrook purchased the insurance business of Villari & Associates, Inc. and National Support Systems, Inc. (collectively referred to as "Villari"). Villari is a Florida based insurance agency specializing in the marketing and selling of various lines of professional liability, commercial, life, health and disability insurance.

         Meadowbrook, a Michigan corporation, is one of the largest independent insurance agencies in Michigan, and provides a wide variety of traditional and alternative risk management services. Its clients include public entities, professional and trade associations, businesses and individuals.

                               SELLING SHAREHOLDER

         This Prospectus relates to the offering of 33,433 shares of Common Stock of the Company by the Selling Shareholder, Villari & Associates, Inc., a Florida corporation, which were acquired pursuant to a certain Asset Purchase Agreement dated as of April 30, 1998 among the Selling Shareholder, National Support Systems, Inc., a Florida corporation; Greenwich Insurance Services of Florida, Inc., a Florida corporation; National Realty Liability Alliance, Inc., a Florida corporation; Physicians One-Stop-Shop, Inc., a Florida corporation; Villari Insurance Group, Inc., a Florida corporation; their sole stockholder, David J. Villari; and Meadowbrook. As part of the transactions contemplated by the Asset Purchase Agreement, Mr. Villari was appointed an Executive Vice President of Meadowbrook.

         As of the date of this Prospectus, the Selling Shareholder is the beneficial owner of 33,433 shares of Common Stock. Upon the consummation of the offering of the 33,433 shares of Common Stock offered hereby, the Selling Shareholder will be the beneficial owner of no shares of Common Stock (assuming that all the shares offered hereby are sold, and the Selling Shareholder does not acquire any other shares of Common Stock).

                           DESCRIPTION OF COMMON STOCK

         The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, the par value (not to be less than $.01 per share), rights, preferences and powers of which may be designated by the Board of Directors of the Company (the "Preferred Stock"). As of June 2, 1998 there were 8,660,164 shares of Common Stock outstanding, held by approximately 210 holders of record, and no shares of Preferred Stock outstanding. The Company has no present plans to issue any shares of Preferred Stock.

         Holders of shares of Common Stock have no pre-emptive, redemption, conversion or sinking fund rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Common Stock and do not have any cumulative voting rights. In the event of a liquidation, dissolution or winding-up of the Company, the holders of shares of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding shares of Preferred Stock. The outstanding shares of Common Stock are, and the shares offered by the Company hereby when issued will be, fully paid and nonassessable. Additional authorized but unissued shares of Common Stock may be issued by the Board of Directors of the Company without the approval of the shareholders.

         Holders of shares of Common Stock participate ratably in such dividends and other distributions, if any, as may be declared by the Board of Directors out of funds legally available for such purposes, subject to the rights of any outstanding shares of Preferred Stock.

         The Articles of Incorporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The Board of Directors of the Company currently consists of thirteen persons. The Articles of Incorporation provide that to the extent holders of Preferred Stock are given the right, voting separately or by class or series, to elect directors, such directors shall not be divided into the foregoing classes.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company and its subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K, incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their report incorporated by reference therein. Such financial statements and schedule are incorporated herein by reference in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Bodman, Longley & Dahling LLP, Detroit, Michigan.


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF
GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY THE                                   MEADOWBROOK INSURANCE GROUP,
COMPANY OR THE SELLING SHAREHOLDER. THIS                                                   INC.
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN
THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH
SECURITIES IN ANY JURISDICTION OR TO ANY PERSON TO                                     33,433 SHARES
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR                                              COMMON STOCK
SOLICITATION IN SUCH JURISDICTION. NEITHER THE                                  (PAR VALUE $.01 PER SHARE)
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE                              OFFERED FOR THE ACCOUNT OF THE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN                                    SELLING SHAREHOLDER
THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR                              AS STATED HEREIN UNDER
THAT THE INFORMATION HEREIN CONTAINED OR                                           "SELLING SHAREHOLDER"
INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE HEREOF.

              ----------------------


                TABLE OF CONTENTS
                                                                                     -----------------
PROSPECTUS                                                                              PROSPECTUS
AVAILABLE INFORMATION                                                                -----------------
INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE
THE COMPANY AND ITS SUBSIDIARIES
SELLING SHAREHOLDER
DESCRIPTION OF COMMON STOCK
EXPERTS
LEGAL OPINIONS
                                                                                        JUNE __, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:


Registration Fees                                 $    299

Printing and Engraving Expenses                          0

Legal Expenses                                    $  5,000

Blue Sky Fees and Expenses                               0

Accounting Fees and Expenses                             0

NASD Fees                                                0

Miscellaneous                                     $  2,000
                                                  --------
TOTAL:                                            $  7,299
                                                  ========

         ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act provides that, under certain circumstances, directors, officers, employees and agents of a Michigan corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Michigan law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director. The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its subsidiaries in those instances where the Company and/or its subsidiaries indemnified its directors and officers. The present limits of liability for the director and officer liability insurance and the company reimbursement insurance policies are $10 million.

         ITEM 16.   EXHIBITS.

5.1      Opinion of Bodman, Longley & Dahling LLP

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Bodman, Longley & Dahling LLP (included in the Opinion filed as Exhibit 5.1 hereto).

24.1     Power of Attorney, as set forth on the signature page hereof.

         ITEM 17. UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 4th day of June, 1998.


                                   MEADOWBROOK INSURANCE GROUP, INC.


                                   By:   /s/ Robert S. Cubbin
                                         ------------------------------------
                                   Its:  Office of the President, Secretary and
                                         Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     SIGNATURE                                  TITLE                                   DATE

  Merton J. Segal                       Chairman, Chief Executive                     June 4, 1998
-----------------------                 Officer and Director
                                        (Principal Executive Officer)


 *Warren D. Gardner                     Vice Chairman and Director                    June 4, 1998
-----------------------


  *James R. Parry                       Office of the President,                      June 4, 1998
-----------------------                 Chief Marketing Officer and
                                        Director


   /s/ Robert S. Cubbin                 Office of the President,                      June 4, 1998
 ----------------------                 Secretary and Director


   *Joseph C. Henry                     Office of the President,                      June 4, 1998
 ----------------------                 Treasurer (Principal Financial
                                        and Accounting Officer) and
                                        Director


   *David J. Campbell                   Director                                      June 4, 1998
-----------------------


   *Joseph S. Dresner                   Director                                      June 4, 1998
-----------------------


   *Hugh W. Greenberg                   Director                                      June 4, 1998
-----------------------


   *E.J. Leverett, Jr.                  Director                                      June 4, 1998
-----------------------


   *Florine Mark                        Director                                      June 4, 1998
-----------------------


   *Irvine F. Swider                    Director                                      June 4, 1998
-----------------------


   *Bruce E. Thal                       Director                                      June 4, 1998
-----------------------


   *Herbert Tyner                       Director                                      June 4, 1998
-----------------------

*By his signature below, Robert S. Cubbin, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this Registration Statement on Form S-3 on June 4, 1998 on behalf of the above-listed persons designated by asterisks, in the capacities set forth opposite their respective names.



                                                   /s/ Robert S. Cubbin
                                                   --------------------
                                                   Robert S. Cubbin
                                                   Attorney-in-Fact

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Meadowbrook Insurance Group, Inc., a Michigan corporation, do hereby constitute and appoint Joseph C. Henry and Robert S. Cubbin, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3 relating to the sale of stock by Villari & Associates, Inc., a Florida corporation, as selling shareholder. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.



          SIGNATURE                               TITLE                                   DATE

   /s/ Merton J. Segal                  Chairman, Chief Executive                     May 5, 1998
--------------------------------        Officer and Director
       Merton J. Segal                  (Principal Executive Officer)

                                        Vice Chairman and Director                    May 5, 1998
--------------------------------
       Warren D. Gardner

   /s/ James R. Parry                   Office of the President,                      May 5, 1998
--------------------------------        Chief Marketing Officer and
       James R. Parry                   Director

   /s/ Robert S. Cubbin                 Office of the President,                      May 5, 1998
--------------------------------        Secretary and Director
       Robert S. Cubbin

    /s/ Joseph C. Henry                 Office of the President,                      May 5, 1998
--------------------------------        Treasurer (Principal Financial
        Joseph C. Henry                 and Accounting Officer) and
                                        Director

   /s/ David J. Campbell                Director                                      May 5, 1998
--------------------------------
       David J. Campbell




   /s/ Joseph S. Dresner                Director                                      May 5, 1998
--------------------------------
       Joseph S. Dresner

   /s/ Hugh W. Greenberg                Director                                      May 5, 1998
--------------------------------
       Hugh W. Greenberg

   /s/ E. J. Leverett, Jr.              Director                                      May 5, 1998
--------------------------------
       E. J. Leverett, Jr.

   /s/ Florine Mark                     Director                                      May 5, 1998
--------------------------------
       Florine Mark

   /s/ Irvin F. Swider                  Director                                      May 5, 1998
--------------------------------
       Irvin F. Swider

   /s/ Bruce E. Thal                    Director                                      May 5, 1998
--------------------------------
       Bruce E. Thal

   /s/ Herbert Tyner                    Director                                      May 5, 1998
--------------------------------
       Herbert Tyner

                                  EXHIBIT INDEX


NO.      EXHIBIT                                                         PAGE

5.1      Opinion of Bodman, Longley & Dahling LLP

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Bodman, Longley & Dahling LLP (included in the Opinion filed as Exhibit 5.1 hereto).

24.1     Power of Attorney, as set forth on the signature page hereof.